Exhibit 99.1

Sarepta Therapeutics Announces Proposed Public Offering of Common Stock

CAMBRIDGE, MA, — April 22, 2014 — Sarepta Therapeutics, Inc. (Nasdaq: SRPT), a developer of innovative RNA-based therapeutics, today announced that it is offering to sell, subject to market and other conditions, up to $100 million of its common stock in an underwritten public offering. Sarepta also intends to grant the underwriters a 30-day option to purchase from it up to an additional $15 million of shares.

BofA Merrill Lynch and Morgan Stanley are acting as joint book-running managers of the proposed offering.

Sarepta intends to use the net proceeds from the offering for business development, manufacturing, continued development of eteplirsen and other product candidates and general corporate purposes.

The shares are being offered by Sarepta pursuant to an automatically effective shelf registration statement that was previously filed with the Securities and Exchange Commission (SEC). A preliminary prospectus supplement relating to and describing the terms of the offering will be filed with the SEC and will be available on the SEC’s web site at www.sec.gov. When available, copies of the preliminary prospectus supplement relating to these securities may also be obtained from the offices of BofA Merrill Lynch, 222 Broadway, New York, NY 10038, Attn: Prospectus Department, or via email, at dg.prospectus_requests@baml.com; or Morgan Stanley & Co. LLC at 180 Varick Street, Second Floor, New York, New York 10014, Attention: Prospectus Department or by emailing prospectus@morganstanley.com. The final terms of the offering will be disclosed in a final prospectus supplement to be filed with the SEC.

This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities of Sarepta, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Sarepta Therapeutics

Sarepta Therapeutics is focused on developing first-in-class RNA-based therapeutics to improve and save the lives of people affected by serious and life-threatening rare and infectious diseases. The Company’s diverse pipeline includes its lead program eteplirsen, for Duchenne muscular dystrophy, as well as potential treatments for some of the world’s most lethal infectious diseases. Sarepta aims to build a leading, independent biotech company dedicated to translating its RNA-based science into transformational therapeutics for patients who face significant unmet medical needs.

Forward-Looking Statements and Information

This press release contains statements that are forward-looking, including the statements about the completion, timing and size of the proposed public offering of Sarepta’s common stock, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements involve risks and uncertainties, many of which are beyond Sarepta’s control, including risk and uncertainties related to market conditions and satisfaction of customary closing conditions related to the proposed public offering. There can be no assurance that Sarepta will be able to complete the public offering on the anticipated terms, or at all. Applicable risks also include those that are included in the “Risk Factors” section of Sarepta’s Annual Report on Form 10-K for the year ended December 31, 2013, and any subsequent SEC filings, including the prospectus supplement related to the proposed offering to be filed with the SEC. Any forward-looking statement in this press release represents Sarepta’s views only as of the date of this press release and should not be relied upon as representing its views as of any subsequent date. Sarepta does not undertake any obligation to publicly update its forward-looking statements based on events or circumstances after the date hereof, except as required by applicable law.

Sarepta

Investor Contact:

Erin Cox, 617-274-4014

ecox@sarepta.com

or

Media Contact:

Jim Baker, 617-274-4010

jbaker@sarepta.com